Exhibit 99.1

Contact:	Robert Jaffe
Investor Relations
424-288-4098
zqk@quiksilver.com

Quiksilver Announces Pricing of Private Offering of $280 Million Senior Secured Notes and $225 Million Senior Notes

Huntington Beach, California, July 11, 2013 — Quiksilver, Inc. (NYSE:ZQK) today announced the pricing of the previously-announced offering by Quiksilver and its wholly-owned subsidiary, QS Wholesale, Inc. (together, the “Issuers”), of $280 million aggregate principal amount of their 7.875% Senior Secured Notes due 2018 (the “2018 Notes”) and $225 million aggregate principal amount of their 10.000% Senior Notes due 2020 (the “2020 Notes” and, together with the 2018 Notes, the “Notes”). The 2018 Notes will be issued at 99.483% of their face value and the 2020 Notes will be issued at 98.757% of their face value. The offering is expected to close on July 16, 2013, subject to customary closing conditions.

The Notes will be general senior obligations of the Issuers and will be fully and unconditionally guaranteed on a senior basis by certain of Quiksilver’s current and future U.S. subsidiaries. The 2018 Notes and the related guarantees will be secured by (1) a second-priority security interest in the current assets of the Issuers and the guarantors, together with all related general intangibles (excluding intellectual property rights) and other property related to such assets, including the proceeds thereof, which assets secure Quiksilver’s asset-based revolving credit facility on a first-priority basis; and (2) a first-priority security interest in substantially all other property (including intellectual property rights) of the Issuers and the guarantors and a first-priority pledge of 100% of the equity interests of certain subsidiaries directly owned by the Issuers and the guarantors (but excluding equity interests of applicable foreign subsidiaries of the Issuers and the guarantors possessing more than 65% of the total combined voting power of all classes of equity interests of such applicable foreign subsidiaries entitled to vote) and the proceeds of the foregoing. The 2020 Notes will not be secured.

Quiksilver intends to use the proceeds of the offering to redeem all of its outstanding 6.875% senior notes due April 15, 2015, to repay in full and terminate its existing term loan, to pay down a portion of the outstanding amounts under its new asset-based revolving credit facility and to pay related fees and expenses. The foregoing does not constitute a notice of redemption for any outstanding senior notes.

The Issuers are offering the Notes and related guarantees in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Issuers are offering the Notes and related guarantees within the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Quiksilver Announces Pricing of Private Offering of $280 Million Senior Secured Notes and $225 Million Senior Notes

July 11, 2013

About Quiksilver:

Quiksilver, Inc., one of the world’s leading outdoor sports lifestyle companies, designs, produces and distributes branded apparel, footwear and accessories. The company’s apparel and footwear brands, inspired by a passion for outdoor action sports, represent a casual lifestyle for young-minded people who connect with its boardriding culture and heritage. The company’s Quiksilver, Roxy, and DC brands have authentic roots and heritage in surf, snow and skate. The company’s products are sold in more than 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores, select department stores and through various e-commerce channels. Quiksilver’s corporate headquarters are in Huntington Beach, California.

Forward-looking statements:

This press release contains forward-looking statements including, but not limited to, those relating to the proposed offering and whether or not the Issuers will consummate the proposed offering. Quiksilver cautions that these statements are qualified by important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements. These statements are based on Quiksilver’s current plans and expectations and involve risks and uncertainties that could cause future activities and results of operations to be materially different from those set forth in or implied by the forward-looking statements. Quiksilver undertakes no obligation to update these statements, which speak only as of the date of this press release. For the factors that could cause actual results to differ materially from expectations, please refer to Quiksilver’s filings with the Securities and Exchange Commission and specifically the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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